Exhibit 99.1

Highpower International Reports 2014 Second Quarter

and Six Months Financial Results

Company to Hold Conference Call on August 13, 2014, at 10:00 AM ET / 7:00 AM PT

SAN FRANCISCO, USA and SHENZHEN, CHINA - August 13, 2014 - Highpower International, Inc. (NASDAQ: HPJ), a developer, manufacturer, and marketer of lithium and nickel-metal hydride (Ni-MH) rechargeable batteries, and a battery management systems and battery recycling provider, today announced its financial results for the second quarter and six months ended June 30, 2014.

2014 Second Quarter Operating and Financial Highlights (all results are compared to prior year period)

•	Net sales increased 22.3% to $38.1 million, driven by sales increases across all of Highpower’s product lines
•	Lithium battery net sales increased 42.0% with total lithium battery pieces sold increasing by 28.8%
•	Gross margin improved to 20.3% from 18.4%
•	EBITDA increased 124.6% to $2.4 million from $1.1 million, adjusted EBITDA increased 161.5% to $2.9 million from $1.1 million
•	Net income attributable to the Company increased 643.4% to $0.8 million, or $0.05 per share, from $0.1 million, or $0.01 per share
•	Non-GAAP net income attributable to the Company increased 756.9% to $1.3 million, or $0.09 per share, from $0.2 million, or $0.01 per share

Outlook for 2014

•	The Company reiterates its 2014 guidance of revenues of between $150 million to $170 million
•	Net income attributable to the Company of between $1.5 million to $3.0 million
•	Non-GAAP net income attributable to the Company of between $2.5 million to $4.0 million

Management Commentary

Mr. George Pan, Chairman and CEO of the Company, commented, "We are pleased to report improved sales and gross margin in the second quarter of 2014, which was the result from increased volume sold of both lithium batteries and Ni-MH batteries. We have expanded our customer base through growing global demand for our lithium battery products in many areas including mobile, portable, wearable, industrial, solar, and electrical vehicle markets, and new sales channels for our Ni-MH products.”

2014 Second Quarter and Six Month Financial Review

Net Sales

Net sales for the second quarter ended June 30, 2014 increased 22.3% to $38.1 millioncompared with $31.2 million for the same period in 2013. The increase in net sales was mainly due to a $5.2 million increase in net sales of lithium batteries. For the six months ended June 30, 2014, the Company’s net sales increased to $67.3 million compared with $55.6 million in the first half of 2013.

2/11

Gross Profit

Gross profit for the second quarter ended June 30, 2014 increased to $7.7 million, as compared with $5.7 million for the same period in 2013. The increase was due to increase in the average selling price of lithium batteries. Gross profit for the six months ended June 30, 2014 increased to $13.7 million, as compared with $10.5 million for the same period in 2013.

Gross Margin

Gross margin was 20.3% for the second quarter ended June 30, 2014, as compared with 18.4% for the same period in 2013. The increase in gross margin was largely due to higher selling prices in the Company’s lithium battery segment. For the six months ended June 30, 2014, gross margin was 20.3%, as compared with 18.9% for the same period in 2013.

Net sales, cost of sales, and gross profit by segments is set out as follows:

	Three months ended June 30,			Six months ended June 30,
	2014	2013		2014	2013
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
	$	$	Change in %	$	$	Change in %
Net sales
Ni-MH Batteries	19,153,435	17,866,800	7.2%	34,640,938	32,916,770	5.2%
Lithium Batteries	17,511,963	12,328,277	42.0%	30,902,207	21,580,499	43.2%
New Materials	1,469,238	982,539	49.5%	1,751,805	1,079,719	62.2%
Total	38,134,636	31,177,616	22.3%	67,294,950	55,576,988	21.1%

Cost of Sales
Ni-MH Batteries	15,224,391	14,174,402	7.4%	27,514,189	26,271,502	4.7%
Lithium Batteries	13,877,599	10,363,888	33.9%	24,580,425	17,805,800	38.0%
New Materials	1,303,155	904,867	44.0%	1,539,900	1,002,047	53.7%
Total	30,405,145	25,443,157	19.5%	53,634,514	45,079,349	19.0%

Gross Profit
Ni-MH Batteries	3,929,044	3,692,398	6.4%	7,126,749	6,645,268	7.2%
Lithium Batteries	3,634,364	1,964,389	85.0%	6,321,782	3,774,699	67.5%
New Materials	166,083	77,672	113.8%	211,905	77,672	172.8%
Total	7,729,491	5,734,459	34.8%	13,660,436	10,497,639	30.1%

Research and Development (R&D)

R&D spending was $2.0 million, or 5.2% of total revenue, for the second quarter ended June 30, 2014, compared to $1.4 million, or 4.3% of total revenue, for the same period in 2013.The increase was primarily a result of the expansion of our workforce to expand new product development for the electrical vehicles and energy storage sectors. R&D spending was $3.8 million for the six months ended June 30, 2014, compared to $2.5 million for the same period in 2013.

Selling & Distribution

Selling and distribution expenses were $1.6 million, or 4.2% of total revenue, for the second quarter ended June 30, 2014, as compared with $1.4 million, or 4.5% of total revenue, for the same period in 2013. The increase was due to the expansion of Highpower’s sales force and increased marketing activities. Selling and distribution expenses were $3.1 million for the six months ended June 30, 2014, as compared with $2.8 million for the same period in 2013.

3/11

General & Administrative

General and administrative expenses were $3.3 million, or 8.7% of total revenue, for the second quarter ended June 30, 2014, as compared with $2.6 million, or 8.4% of total revenue, for the second quarter of 2013. The increase was due to the expansion of workforce at the Company’s Huizhou facility, included in this amount was non-cash share-based compensation expense of $0.5 million, up from $45,671 in the second quarter of 2013. General and administrative expenses were $6.9 million for the six months ended June 30, 2014, as compared with $5.4 million for the same period in 2013. The primary reason for the increase was due to the expansion of our workforce at our Huizhou facility, included in this amount was non-cash share-based compensation expense of $0.9 million, up from $94,710 in the first half of 2013.

Net Income

Net income attributable to the Company for the second quarter ended June 30, 2014 was $812,498, or $0.05 per diluted share based on 15.3 million weighted average diluted shares outstanding, compared to net income of $109,289, or $0.01 per diluted share based on 13.6 million weighted average diluted shares outstanding.

Net loss attributable to the Company for the six months ended June 30, 2014 was $122,651, or $0.01 per diluted share based on 14.4 million weighted average diluted shares outstanding, compared to net lossof $499,591, or $0.04 per diluted share based on 13.6 million weighted average diluted shares outstanding.

EBITDA

EBITDA for the second quarter ended June 30, 2014 increased 124.6% to $2.4 million from $1.1 million in the prior year period. For the six month period, EBITDA increased 112.0% to $2.7 million from $1.3 million in the first half of 2013. A table reconciling EBITDA, a non-GAAP (Generally Accepted Accounting Principles) financial measure, to the appropriate GAAP measure is included with the Company’s financial information below.

Balance Sheet Highlights

($ in millions, except per share data)	6/30/2014 (Unaudited)	12/31/2013 (Audited)
Cash and Cash Equivalents	$12.8	$8.0
Total Current Assets	$96.6	$97.3
Total Assets	$151.6	$151.8
Total Current Liabilities	$109.2	$113.2
Total Liabilities	$113.2	$117.1
Shareholders’ Equity	$38.4	$34.7
Total Liabilities and Shareholders’ Equity	$151.6	$151.8
Book Value Per Share	$2.66	$2.55

Outlook for 2014

Based on current expectations for global demand in the rechargeable battery market in 2014 and our continued shift toward mobile power sources, higher-value energy storage systems and transportation products, the Company reiterates the 2014 guidance of revenues of between $150 million to $170 million. The Company also clarified its 2014 net income guidance to include non-GAAP net income of between $2.5 million to $4.0 million, and net income of between $1.5 million to $3.0 million. This clarification is largely due to additional anticipated stock based compensation expense as a result of the Company’s capital offering in April 2014.

Chairman Pan continued, “We are beginning to see considerable traction across both our lithium and Ni-MH markets, which began to accelerate during the second quarter. As a result, we are confident in achieving our previously announced sales guidance for the year. We are also continuing to re-invest in our business, as evidenced by increases in our research and development through the first six months, which we believe will continue to both position Highpower for short and long-term growth by continually providing an opportunity to re-engage our loyal customer base with the latest in battery technology. The Company is in a strong financial position as a result of our recent capital offering, and is utilizing those resources to expand our global sales platform and enter new markets. There are numerous applications that a nimble company with operational leverage like Highpower can take advantage of, and we look forward to keeping investors updated on our progress.”

4/11

Conference Call Details

The Company will host a conference call today at 10:00 a.m. Eastern time / 7:00 a.m. Pacific time to discuss these results.

The dial-in numbers are:
Live Participant Dial In (Toll Free):	877-407-3108
Live Participant Dial In (International):	201-493-6797

To listen to the live webcast, please go to at www.highpowertech.com and click on the conference call link, or go to: http://highpowertech.equisolvewebcast.com/q2-2014. This webcast will be archived and accessible through the Company’s website for approximately 30 days following the call. The Company will also have an accompanying slide presentation available in PDF format on its homepage prior to the conference call.

About Highpower International, Inc.

Highpower International was founded in 2001 and produces high-quality Nickel-Metal Hydride (Ni-MH) and lithium-based rechargeable batteries used in a wide range of applications such as electric buses, bikes, energy storage systems, power tools, medical equipment, digital and electronic devices, personal care products, and lighting, etc. Highpower’s target customers are Fortune 500 companies, and top 10 companies in each vertical segment. With advanced manufacturing facilities located in Shenzhen, Huizhou, and Ganzhou of China, Highpower is committed to clean technology, not only in the products it makes, but also in the processes of production. The majority of Highpower International's products are distributed to worldwide markets mainly in the United States, Europe, China and Southeast Asia.

Use of Non-GAAP Measures

The Company has supplemented its reported GAAP (generally accepted accounting principles) financial information with non-GAAP measures. EBITDA was derived by taking earnings before interest expense (net), taxes, depreciation and amortization. Adjusted EBITDA and Non-GAAP net income exclude stock-based compensation expense.  Adjusted EBITDA, as defined above, may not be similar to Adjusted EBITDA measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP.   The Company believes these non-GAAP measures are useful to investors as they provide a basis for evaluating the Company's operating results in the ordinary course of its operations.

These non-GAAP measures are not based on any comprehensive set of accounting rules or principles.  The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with U.S. GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with, and not in lieu of, the corresponding GAAP measures. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP.

5/11

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 that are not historical facts. These statements  can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and the Company's future performance, operations and products. Such statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results to differ materially from the results expressed or implied by such statements, including, without limitation, fluctuations in the cost of raw materials; our dependence on, or inability to attract additional, major customers for a significant portion of our net sales; our ability to increase manufacturing capabilities to satisfy orders from new customers; our ability to maintain increased margins; our dependence on the growth in demand for portable electronic devices and the success of manufacturers of the end applications that use our battery products; our responsiveness to competitive market conditions; our ability to successfully manufacture our products in the time frame and amounts expected; the market acceptance of our battery products, including our lithium products; our ability to successfully develop products for and penetrate the electric transportation market; our ability to continue R&D development to keep up with technological changes. For a discussion of these and other risks and uncertainties see "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's public filings with the SEC. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward-looking information contained in this press release.

CONTACT:

Highpower International, Inc.

Henry Sun

CFO

+86-755-8968-6521

ir@highpowertech.com

INVESTOR RELATIONS:

The Equity Group Inc.

In China

Katherine Yao, Associate

86 10 6587 6435

kyao@equityny.com

In U.S.

Adam Prior, Senior Vice President

(212) 836-9606

aprior@equityny.com

6/11

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Stated in US Dollars except Number of Shares)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	$	$	$	$

Net sales	38,134,636	31,177,616	67,294,950	55,576,988
Cost of sales	(30,405,145)	(25,443,157)	(53,634,514)	(45,079,349)
Gross profit	7,729,491	5,734,459	13,660,436	10,497,639

Research and development expenses	(1,976,965)	(1,350,997)	(3,788,917)	(2,453,465)
Selling and distribution expenses	(1,587,726)	(1,392,576)	(3,124,886)	(2,787,978)
General and administrative expenses, including stock-based compensation	(3,312,296)	(2,612,855)	(6,883,576)	(5,418,246)
Foreign currency transaction gain (loss)	247,102	(180,010)	349,695	(219,957)
Gain (loss) on derivative instruments	21,147	112,335	(116,134)	222,283
Total operating expenses	(6,608,738)	(5,424,103)	(13,563,818)	(10,657,363)

Income (loss) from operations	1,120,753	310,356	96,618	(159,724)

Gain on change of fair value of warrant liability	74,548	-	74,548	-
Other income	361,954	281,236	903,374	497,385
Interest expenses	(474,162)	(365,146)	(1,069,543)	(701,412)
Income (loss) before taxes	1,083,093	226,446	4,997	(363,751)

Income taxes expenses	(281,364)	(159,110)	(189,213)	(207,329)
Net income (loss)	801,729	67,336	(184,216)	(571,080)

Less: net loss attributable to non-controlling interest	(10,769)	(41,953)	(61,565)	(71,489)
Net income (loss) attributable to the Company	812,498	109,289	(122,651)	(499,591)

Comprehensive income (loss)
Net income (loss)	801,729	67,336	(184,216)	(571,080)
Foreign currency translation gain (loss)	(19,936)	526,996	(361,122)	298,942
Comprehensive income (loss)	781,793	594,332	(545,338)	(272,138)

Less: comprehensive loss attributable to non-controlling interest	(11,294)	(31,257)	(72,727)	(65,475)
Comprehensive income (loss) attributable to the Company	793,087	625,589	(472,611)	(206,663)

Earnings (loss) per share of common stock attributable to the Company
- Basic	0.05	0.01	(0.01)	(0.04)
- Diluted	0.05	0.01	(0.01)	(0.04)
Weighted average number of common stock outstanding
- Basic	14,853,219	13,582,106	14,415,662	13,582,106
- Diluted	15,277,743	13,582,106	14,415,662	13,582,106

7/11

HIGHPOWER INTERNATIONAL, INC.AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Stated in US Dollars except Number of Shares)

	June 30,	December 31,
	2014	2013
	(Unaudited)
	$	$
ASSETS
Current Assets:
Cash and cash equivalents	12,820,421	7,973,459
Restricted cash	20,053,350	28,586,121
Accounts receivable, net	33,544,964	33,961,014
Notes receivable	2,564,585	1,014,891
Prepayments	6,127,204	4,969,743
Other receivables	800,986	1,063,656
Inventories	20,654,074	19,739,360

Total Current Assets	96,565,584	97,308,244

Property, plant and equipment, net	48,699,905	48,548,203
Land use right, net	4,334,591	4,421,415
Intangible asset, net	625,000	650,000
Deferred tax assets	1,343,954	802,225
Foreign currency derivatives assets	-	63,289

TOTAL ASSETS	151,569,034	151,793,376

LIABILITIES AND EQUITY

LIABILITIES
Current Liabilities:
Foreign currency derivatives liabilities	68,007	-
Accounts payable	46,370,345	40,026,698
Deferred income	1,007,753	675,521
Short-term loan	31,216,964	36,142,105
Notes payable	21,616,432	25,271,256
Other payables and accrued liabilities	5,564,376	7,801,431
Income taxes payable	1,357,123	1,279,658
Current portion of long-term loan	1,950,490	1,967,536

Total Current Liabilities	109,151,490	113,164,205

Warrant liability	1,099,404	-
Long-term loan	2,925,735	3,935,071

TOTAL LIABILITIES	113,176,629	117,099,276

COMMITMENTS AND CONTINGENCIES	-	-

8/11

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (CONTINUED)

(Stated in US Dollars except Number of Shares)

	June 30,	December 31,
	2014	2013
	(Unaudited)
	$	$
EQUITY
Stockholders’ equity
Preferred stock
(Par value: $0.0001, Authorized: 10,000,000 shares, Issued and outstanding: none)	-	-

Common stock
(Par value: $0.0001, Authorized: 100,000,000 shares, 15,052,158 shares issued and outstanding at June 30, 2014 and 13,978,106 shares issued and outstanding at December 31, 2013)	1,505	1,398
Additional paid-in capital	10,254,841	6,011,305
Statutory and other reserves	3,142,411	3,142,411
Retained earnings	18,268,224	18,390,875
Accumulated other comprehensive income	5,498,899	5,848,859

Total equity for the Company’s stockholders	37,165,880	33,394,848

Non-controlling interest	1,226,525	1,299,252

TOTAL EQUITY	38,392,405	34,694,100

TOTAL LIABILITIES AND EQUITY	151,569,034	151,793,376

9/11

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Stated in US Dollars)

	Six months ended June 30,
	2014	2013
	(Unaudited)	(Unaudited)
	$	$
Cash flows from operating activities
Net income	(184,216)	(571,080)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	2,053,486	1,182,314
Allowance for doubtful accounts	266	(3,965)
Loss on disposal of property, plant and equipment	151,237	102,926
Loss on derivative instruments	130,948	123,333
Deferred income tax	(549,140)	(137,726)
Share based payment	916,244	94,710
Gain on change of fair value of warrant liability	(74,548)	-
Accounts receivable	159,094	(41,371)
Notes receivable	(1,560,871)	(167,535)
Prepayments	(1,200,028)	(1,372,932)
Other receivable	253,843	8,451
Inventories	(1,086,899)	(1,924,454)
Accounts payable	6,887,622	1,414,867
Deferred income	1,009,295	-
Other payables and accrued liabilities	(2,175,844)	1,725,062
Income taxes payable	88,688	(228,533)
Net cash flows provided by operating activities	4,819,177	204,067

Cash flows from investing activities
Acquisition of plant and equipment	(3,503,027)	(7,335,376)
Net cash flows used in investing activities	(3,503,027)	(7,335,376)

Cash flows from financing activities
Proceeds from short-term bank loans	9,611,198	15,581,691
Repayment of short-term bank loans	(14,367,008)	(8,515,280)
Repayment of long-term bank loans	(976,737)	(962,603)
Proceeds from notes payable	21,753,902	20,038,103
Repayment of notes payable	(25,195,047)	(26,517,924)
Proceeds from issuance of capital stock, net	4,633,164	-
Change in restricted cash	8,316,169	3,280,806
Net cash flows provided by financing activities	3,775,641	2,904,793
Effect of foreign currency translation on cash and cash equivalents	(244,829)	265,988
Net increase (decrease) in cash and cash equivalents	4,846,962	(3,960,528)
Cash and cash equivalents - beginning of period	7,973,459	6,627,334
Cash and cash equivalents - end of period	12,820,421	2,666,806

Supplemental disclosures for cash flow information:
Cash paid for:
Income taxes	649,665	573,588
Interest expenses	1,061,904	701,412
Non-cash transactions
Accounts payable for construction in progress	794,356	1,649,807
Offset of deferred income and property, plant and equipment	669,668	-

10/11

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)

(Stated in US Dollars)

Reconciliation of Net Income to EBITDA

	Three Months Ended		Six Months Ended
	June 30	June 30	June 30	June 30
	2014	2013	2014	2013
	$	$	$	$
Net Income (Loss) attributable to the Company	812,498	109,289	(122,651)	(499,591)
Non-GAAP Net Income (Loss)(1)	1,327,796	154,960	793,593	(404,881)

Interest expenses, net	270,351	189,379	592,500	389,504
Income tax expenses	281,364	159,110	189,213	207,329
Depreciation and Amortization	1,041,685	613,595	2,053,486	1,182,314

EBITDA	2,405,898	1,071,373	2,712,548	1,279,556
Non-GAAP EBITDA(2)	2,921,196	1,117,044	3,628,792	1,374,266

(1) See table below for reconciliation of net income attributable to the Company to Non-GAAP net income attributable to the Company.

(2) Excludes share-based compensation expense as set forth in the following table.

11/11

HIGHPOWER INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)

(Stated in US Dollars)

Reconciliation of Net Income Attributable to the Company to Non-GAAP Net Income Attributable to the Company

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	$	$	$	$

Net income (loss) attributable to the Company	812,498	109,289	(122,651)	(499,591)
Stock-based compensation expense	515,298	45,671	916,244	94,710
Non-GAAP net income (loss) attributable to the Company	1,327,796	154,960	793,593	(404,881)

Basic net income (loss) per share of common stock attributable to the Company	0.05	0.01	(0.01)	(0.04)
Stock-based compensation expense	0.04	-	0.07	0.01
Non-GAAP income (loss) per share of common stock attributable to the Company	0.09	0.01	0.06	(0.03)

Diluted net income (loss) per share of common stock attributable to the Company	0.05	0.01	(0.01)	(0.04)
Stock-based compensation expense	0.04	-	0.07	0.01
Non-GAAP income (loss) per share of common stock attributable to the Company	0.09	0.01	0.06	(0.03)

Weighted average number of common shares outstanding
- Basic	14,853,219	13,582,106	14,415,662	13,582,106
- Diluted	15,277,743	13,582,106	14,415,662	13,582,106